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                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                                   SECURITIES
                              EXCHANGE ACT OF 1934

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|_|  Preliminary Proxy Statement          |_|  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement

|X|  Definitive Additional Materials

|_|  Soliciting Material Pursuant to Section 240.14a-12


                           EUROPA CRUISES CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 JAMES C. ILLIUS
                                PAUL J. DEMATTIA
                                  JOHN R. DUBER
                                 ROGER A. SMITH
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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* Copies of this document were released to security holders on or about
  June 13, 2002.


FOR IMMEDIATE RELEASE


            Committee of Concerned Europa Stockholders Announces That
                   Williams Consent Solicitation Falls Short;
                    Independent Examiner Finds Votes Lacking

Rocky River, Ohio, June 13, 2002 - The Committee of Concerned Europa Stockholders (Committee) announced today that the Independent Inspector of Elections hired by Europa Cruises Corporation (OTCBB: KRUZ) has reported that the consent solicitation initiated by Frank E. Williams failed to reach the majority he claimed existed on May 30, 2002.

The Williams consent solicitation, joined by Europa Board members Deborah Vitale and Greg Harrison, proposed to remove John Duber from the Europa Board of Directors and to install Williams as a new member. On May 30, 2002 the Williams group declared that they had succeeded in their consent solicitation. IVS Associates, Inc., the Independent Inspector of Elections hired by Vitale on behalf of Europa, reported yesterday, however, that the Williams consent solicitation failed to reach the minimum 17,223,000 votes required to succeed.

The Committee, suspecting that a legitimate majority had not been received by the Williams group, filed suit on May 31, 2002 in the Delaware Chancery Court to contest the claimed election of Williams and to request an examination of the Williams consents. "Mr. Williams announcement on May 30th has been proved to be premature," stated James Illius, Europa Director and Committee Founder. "Our lawsuit was brought to ensure that this is a legitimate and democratic process." As a result of a recent Status Quo Order of the Delaware Court, the Europa Board will continue to consist of James Illius, John Duber, Harrison and Vitale.

The Committee of Concerned Stockholders is currently conducting its own consent solicitation to remove Vitale from the Board of Directors of Europa and to install seasoned gaming executive Jim Rafferty. The Committee believes Jim Rafferty has the experience, leadership and vision to lead Europa to the successful opening of an operating casino within two years--something that current management has promised but has not been able to deliver. The Committee's Consent Solicitation continues.

Shareholders are urged to return the WHITE consent card immediately. Even if you have sent a gold consent card, you have every right to support the Committee's consent solicitation by signing, dating and mailing the WHITE consent card. If you have any questions on how to vote your shares, please call our proxy solicitor: Georgeson Shareholder at 1-866-318-0501.


                                      # # #


Contact:  Owen Blicksilver at 516-742-5950